Exhibit 99.1

Newell Brands Announces Completion of Newell Rubbermaid and

Jarden Corporation Combination

Creates $16 billion consumer goods company with portfolio of leading brands that compete in large, growing and unconsolidated global markets

ATLANTA, April 15, 2016 – Newell Brands Inc. (NYSE: NWL) is pleased to announce the successful completion of the combination of Newell Rubbermaid and Jarden Corporation. This transaction creates a $16 billion global consumer goods company with a strong portfolio of leading brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Irwin®, Lenox®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. The company has been renamed Newell Brands Inc. and will continue to be listed on the New York Stock Exchange with ticker symbol NWL.

“The combination of our two great organizations creates a powerhouse consumer goods company and sets up a very exciting long-term growth and value creation story,” said Michael Polk, Newell Brands Chief Executive Officer. “I am honored to have the opportunity to lead Newell Brands and the development of our business. We expect Newell Brands to unlock far greater upside than either company could have on their own. I want to thank Martin Franklin, Ian Ashken and Jim Lillie for their achievements and leadership at Jarden and for the role they have played in helping us bring our companies together. Our immediate focus will be to deliver our 2016 financial objectives, start the work of integrating the two companies and develop the long term corporate and portfolio strategy that will guide the choices we make and the realization of the company’s full potential.”

The agreement to combine with Jarden Corporation was announced on December 14, 2015, for per share consideration equal to $21 in cash and 0.862 of a share in Newell Brands stock. The closing of the transaction follows the approval of both companies’ stockholders in separate votes held earlier today and the receipt of required regulatory approvals in all applicable jurisdictions including the U.S., European Union, Canada and Mexico. Voting results for both companies will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission. Jarden’s common stock will cease trading on the New York Stock Exchange immediately prior to market open on April 18, 2016, and will no longer be listed on the New York Stock Exchange.

Management and Governance

As previously announced, several management changes became effective today as a result of completing the transaction.

Newell Brands will be led by Michael Polk as Chief Executive Officer. Mark Tarchetti will serve as the President of Newell Brands with enterprise-wide responsibility for bringing the companies together and establishing an operating cadence that delivers the full potential of the combination, realizes the synergies and delivers the business case. For the balance of 2016, the operating structure will remain largely unchanged with Jarden and Newell Rubbermaid commercial operations running independent of each other. William Burke will serve as the President of Jarden Group. Burke will lead the Jarden businesses working closely with Richard

6655 Peachtree Dunwoody Road Atlanta, GA 30328 +1 (770) 418-7000	NYSE: NWL www.newellbrands.com	1

Sansone, Chief Operating Officer, Jarden Group, and the Jarden business leaders to ensure a seamless transition and delivery of the 2016 goals. Joseph Arcuri and Richard Davies will continue to serve in their recently announced roles as Chief Commercial Officer and Chief Development Officer, respectively, of Newell Rubbermaid Group. Russell Torres, recently appointed Chief Transformation Officer, will lead Newell Brands’ integration and transformation efforts including delivery of the remaining savings associated with Project Renewal. Bradford Turner has been appointed Chief Legal Officer and Corporate Secretary of Newell Brands. Other key appointments will be made over the coming weeks. This leadership team will work together to develop the corporate and portfolio strategy of the new company.

Additionally, effective April 22, 2016, the Newell Brands Board of Directors will expand to include Martin E. Franklin, Founder and former Executive Chairman of Jarden; Ian G. H. Ashken, Co-Founder, former Vice Chairman and President of Jarden; and Ros L’Esperance, Group Managing Director, Head of Americas Investment Banking & Chairman of Global Investment Banking at UBS. The new twelve-member Newell Brands Board of Directors will be led by non-executive Chairman Michael Cowhig.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Irwin®, Lenox®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. Driven by a sharp focus on the consumer, leading investment in innovation and brands, and a performance-driven culture, Newell Brands helps consumers achieve more where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contacts:

Nancy O’Donnell	Racquel White
Vice President, Investor Relations	Vice President, Global Communications
+1 (770) 418-7723	+1 (770) 418-7643
nancy.odonnell@newellco.com	racquel.white@newellco.com

Liz Cohen
Weber Shandwick
+1 (212) 445-8044
liz.cohen@webershandwick.com

Caution Concerning Forward-Looking Statements

Statements in this news release that are not historical in nature constitute forward looking statements. These forward-looking statements relate to information or assumptions about the expected benefits of the acquisition, management’s plans, projections and

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objectives for future operations, scale and performance, integration plans and expected synergies therefrom, and anticipated future financial and operating performance results, including operating margin or gross margin, capital and other expenditures, cash flow, dividends, restructuring and other project costs, costs and cost savings, and debt ratings. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, risk that Newell Brands is unable to retain its investment grade rating; failure to realize the benefits expected from the acquisition; failure to promptly and effectively integrate the acquisition; and the effect of the acquisition on the ability of Newell Brands to retain customers and retain and hire key personnel, maintain relationships with suppliers, on operating results and business generally and those factors listed in Newell Rubbermaid’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A, and Jarden’s Annual Report on Form 10-K for the year ended December 31, 2015, in each case, filed with the Securities and Exchange Commission (“SEC”). Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. Newell Brands assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

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